                                                                  EXHIBIT 11

                   KV PHARMACEUTICAL COMPANY AND SUBSIDIARIES
                     Earnings (Loss) Per Share Calculation
                       Primary Earnings (Loss) Per Share

                                     For the Three Months Ended    For the Nine Months Ended

                                        12/31/94     12/31/93        12/31/94      12/31/93
                                       ---------    ---------      -----------   -----------
  Net income (loss)                    $ 602,467    $(829,052)     $(3,840,738)  $(4,223,367)
  Less dividends on preferred stock     (105,438)    (105,438)        (316,314)     (316,314)
                                       ---------    ---------      -----------   -----------
  Income (Loss) Attributed to
    Common Stock                       $ 497,029    $(934,490)     $(4,157,052)  $(4,539,681)
                                       =========    =========      ===========   ===========

Average Number of Common Shares
 and Common Share Equivalents
 Outstanding:
 Average common shares
  outstanding                         11,205,525   11,055,661       11,106,320    11,054,733
 Common share equivalents
  (after application of
  treasury stock method):
 Shares issuable upon conversion
  of stock options                       230,865          N/A              N/A           N/A
                                      ----------   ----------       ----------    ----------

 Average Common Shares and
  Common Share Equivalents
  Outstanding                         11,436,390   11,055,661       11,106,320    11,054,733
                                      ==========   ==========       ==========    ==========


Primary Income (Loss) per Share (1):       $0.04       $(0.09)         $(0.37)        $(0.41)
                                           =====       ======          ======         ======


(1) The two-class method for Class A and Class B common stock is not presented because the earnings (loss) per share are equivalent to the if converted method since dividends were not declared or paid and each class of common stock has equal ownership of the Company.

                                                              EXHIBIT 11

                   KV PHARMACEUTICAL COMPANY AND SUBSIDIARIES
                     Earnings (Loss) Per Share Calculation
                    Fully-Diluted Earnings (Loss) Per Share


                                       For the Three Months Ended    For the Nine Months Ended

                                          12/31/94     12/31/93       12/31/94       12/31/93
                                        -----------   -----------   -----------   ------------

   Net income (loss)                    $   602,467   $  (829,052)  $(3,840,738)   $(4,223,367)
   Less dividends on preferred stock       (105,438)     (105,438)     (316,314)      (316,314)
   Plus dividends not payable due to
     preferred stock conversion             105,438       105,438       316,314        316,314
                                        -----------   -----------   -----------    -----------
   Income (Loss) Attributed
      to Common Stock                   $   602,467   $  (829,052)  $(3,840,738)   $(4,223,367)
                                        ===========   ===========   ===========    ===========


Average Number of Shares
   Outstanding on a Fully-
   Diluted Basis:
   Average common shares
     outstanding                         11,205,525    11,055,661    11,106,320     11,054,733
   Common share equivalents
   (after application of treasury
   stock method):
   Shares issuable upon conversion
     of stock options                       170,740       370,256       254,500        364,940
   Common equivalent shares for
     preferred stock                        301,250       602,500       301,250        602,500
                                        -----------   -----------   -----------    -----------
   Average Number of Shares
     Outstanding on a
     Fully-Diluted Basis                 11,677,515    12,028,417    11,662,070     12,022,173
                                        ===========   ===========   ===========    ===========

Fully-Diluted Income (Loss)
  per Share (1) (2):                          $0.05        $(0.07)       $(0.33)        $(0.35)
                                              =====        ======        ======         ======

(1) The two-class method for Class A and Class B common stock is not presented because the earnings (loss) per share are equivalent to the if converted method since dividends were not declared or paid and each class of common stock has equal ownership of the Company.

(2) This calculation is submitted although it is contrary to Paragraph 40 of APB Opinion No. 15 as it produces an anti-dilutive result. Also, the preferred stock would not qualify as a common share equivalent because the cash yield at issuance was not less than 66 2/3% of the then current average Aa corporate bond yield.